UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Item 1.01 — Entry into a Material Definitive Agreement.

On April 28, 2005, SatCon Technology Corporation (the “Company”) entered into a three-year contract (the “Contract”) with the U.S. Army Research Laboratory to assist in the development of power conversion electronics and controls for future Army applications, including power control and conversion systems for hybrid electronic vehicles and pulse energy applications such as active armor.  The Contract is a “Cooperative Agreement” (as defined under 31 USC 6305) and has an effective date of April 30, 2005.  The total government funding estimated for performance of the Contract is approximately $2.8 million, subject to availability of funds.  The amount of government funds currently allotted and available for payment under the Contract is approximately $875,000.

The Company publicly announced the Contract via a press release issued on May 12, 2005, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.            Description

99.1                         Press Release dated May 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: May 12, 2005	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President, Finance